SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PROTECWERX INC.**, did on October 16, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 17, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070706427-75
[signature] Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/16/2007 4:02 PM
	Entity Number E0723742007-3

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	PROTECWERX INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. — Name 502 EAST JOHN STREET — (MANDATORY) Physical Street Address; CARSON CITY — City; Nevada; 89706 — Zip Code (OPTIONAL) Mailing Address; City; State; Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 180,000,000 common 20,000,000 prefeffed @ .00001 Par value per share: $ .00001 Number of shares without par value:
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. JERRY BOYD — Name 2292 W. 49TH AVE — Street Address; VANCOUVER BC — City; CN — State; V6M 2T9 — Zip Code 2. Name Street Address; City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	CSC SERVICES OF NEVADA, INC. — Name; X [signature] — Signature 502 EAST JOHN STREET — Address; CARSON CITY — City; NV — State; 89706 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — Authorized Signature of R. A. or On Behalf of R. A. Company 1016/07 — Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070710472-10
[signature]	Filing Date and Time 10/17/2007 4:50 PM
Ross Miller Secretary of State State of Nevada	Entity Number E0723742007-3

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

PROTECWERX INC.

2. Description of the original document for which correction is being made:

ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 10/17/07

4. Description of the inaccuracy or defect.

THE STOCK INFORMATION HAS A SPELLING ERROR

5. Correction of the inaccuracy or defect.

#3 STOCK OF CORPORATION SHALL CONSIST OF:
180,000,000 COMMON @ .00001
20,000,000 PREFERRED @ .00001

6. Signature:

X [signature] — Authorized Signature

INCORPORATOR — Title *

10/17/07 — Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

October 16, 2007

Job Number	**Corporation Number**	
C20071017-0087	E0723742007-3	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20070706427-75	October 16, 2007 04:02:12 PM

Corporation Name
PROTECWERX INC.

Resident Agent
CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

October 17, 2007

Job Number	**Corporation Number**	
C20071018-0062	E0723742007-3	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Correction	20070710472-10	October 17, 2007 04:50:30 PM

Corporation Name	**Resident Agent**
PROTECWERX INC.	CSC SERVICES OF NEVADA, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138